EXHIBIT 99.1

RCH    Rachlin Cohen & Holtz LLP
       Certified Public Accountants & Consultants

June 2, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1103

Re: Newport International Group, Inc.
      Commission File Number 0-30587

Gentlemen:

In accordance with the requirements of Item 4 of Form 8-K, we have been requested by Newport International Group, Inc. (the Registrant or the Company) to furnish this letter commenting on Item 4 of the Registrant's Form 8-K.

We do not agree with the statements made by the Registrant in response to the requirements of Regulation S-K, Item 304(a) in the following respect:

1. Description of each reportable event that occurred within the Registrant's two most recent fiscal years (2001 and 2002) and the interim period in 2003 preceding our resignation.

1. Reportable Events
   -----------------

With respect to the subsequent interim periods preceding our resignation, we did not review the Registrant's financial information included in its Quarterly Report on Form 10-QSB for the third quarter of the year ended December 31, 2002 and the first quarter of the year ending December 31, 2003. In this connection, we communicated to the Registrant the requirement that the reviews be performed by the independent auditors, and requested that the Company either engage us to perform the reviews in accordance with professional standards or amend its filings to disclose the fact that the reviews had not been performed. We believe that this lack of having the quarterly reports reviewed constitutes a likely illegal act and, accordingly, reported such to the Board of Directors, in the absence of an Audit Committee, on May 29, 2003. When we did not receive a copy of the notice to be given to the Commission by the Registrant within the specified time frame, we provided the Commission a copy of that report on June 2, 2003, under the provisions of Section 10A of the Securities Exchange Act.

             /S/ RACHLIN COHEN & HOLTZ LLP
             -------------------------------------
             Rachlin Cohen & Holtz LLP

Fort Lauderdale, Florida
June 2, 2003